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                                                                  EXHIBIT 23.5.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-4 of Majestic Investor Holdings, LLC of our report dated April 5, 2002, relating to the financial statements and financial statement schedule of Majestic Investor Holdings, LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, IL
June 7, 2002